UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)       May 18, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134

(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year
SIGNATURE
9.01 Financial Statements and Exhibits
EX-3.1: SECOND RESTATED CERTIFICATE OF INCORPORATION
EX-3.2: THIRD AMENDED BY-LAWS

Item 3.03 Material Modification to Rights of Security Holders

     The disclosures under Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

     On May 18, 2005, the stockholders of WCI Communities, Inc. (the “Company”) approved an amendment to the Company’s Restated Certificate of Incorporation to eliminate staggered terms for directors. As a result, all directors will stand for election at the 2006 Annual Meeting of Stockholders. The Company filed its amended Restated Certificate of Incorporation with the Delaware Secretary of State on May 18, 2005.

     The Board of Directors approved amendments to the Company’s By-Laws to conform the By-Laws to the restated Certificate of Incorporation. Amendments to the By-Laws became effective immediately upon the filing of the amended Restated Certificate of Incorporation with the Delaware Secretary of State.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

Dated: May 24, 2005	By:	/s/ Vivien N. Hastings

	Name:	Vivien N. Hastings
	Title:	Senior Vice President & Secretary

9.01	Financial Statements and Exhibits

(c)	Exhibits

3.1	Second Restated Certificate of Incorporation

3.2	Third Amended By-Laws